Exhibit 10.7

LIMITED LIABILITY COMPANY MEMBERSHIP INTERESTS

PURCHASE AGREEMENT

Dated as of October 7, 2011

among

CYBER SUPPLY INC.,

COMMUNICATION INFRASTRUCTURE GROUP LLC

and

CIG SERVICES LLC

LIMITED LIABILITY COMPANY MEMBERSHIP INTERESTS PURCHASE AGREEMENT, dated as of October 7, 2011, among Cyber Supply Inc. (“Purchaser”), a Nevada corporation, Communication Infrastructure Group LLC (“CI Group”), a Delaware limited liability company, and CIG Services LLC (the “Services Company”), a Delaware limited liability company.

WHEREAS, CI Group owns one hundred percent (100%) of the membership interests of the Services Company (the “Membership Interests”) representing any and all rights of the Limited Liability Company;

WHEREAS, CI Group desires to sell to the Purchaser, and the Purchaser desires to purchase from CI Group, on the terms and subject to the conditions set forth in this Agreement, 100% of the Membership Interests in the Services Company presently held by CI Group;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1       Definitions. (a)  As used in this Agreement, the following defined terms shall have the meanings indicated below:

“Actions or Proceedings” means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

“Affiliate” means, as applied to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (ii) any other Person that owns or controls ten percent (10%) or more of any class of equity securities (including any equity securities issuable upon the exercise of any Option) of that Person or any of its Affiliates, or (iii) any member, director, partner, officer, agent, employee or relative of such Person.  For the purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by”, and “under common control with”) as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

“Agreement” means this Limited Liability Company Membership Interests Purchase Agreement, the Exhibits and the Disclosure Schedule and the certificates delivered in connection herewith, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

Limited Liability Company Membership Interests Purchase Agreement

“Assets and Properties” of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods.

“Books and Records” means all files, documents, instruments, papers, books and records relating to the Business, the Services Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Permits, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

“Business” means the management of towers and other wireless infrastructure.

“Business Combination” means with respect to any Person any (i) merger, consolidation or combination to which such Person is a party, (ii) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person, (iii) any tender offer (including without limitation a self- tender), exchange offer, recapitalization, liquidation, dissolution or similar transaction, (iv) any sale, dividend or other disposition of all or a material portion of the Assets and Properties of such Person or (v) the entering into of any agreement or understanding, or the granting of any rights or options, with respect to any of the foregoing.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

“Business or Condition of the Services Company” means the business, condition (financial or otherwise), results of operations and Assets and Properties of the Services Company.

“CI Group” has the meaning ascribed to it in the forepart of this Agreement.

“Claim Notice” means a written notification pursuant to Section 9.2(a) of a Third Party Claim as to which indemnity under Section 9.1 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, on the Indemnified Party.

“Closing” means the closing of the transactions contemplated by Section 2.2.

“Closing Date” means the date on which the Closing actually occurs.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Contract” means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract or other commitment (whether written or oral).

Limited Liability Company Membership Interests Purchase Agreement

“Disclosure Schedule” means the schedules delivered to Purchaser by or on behalf of the Services Company and CI Group, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by the Services Company and CI Group pursuant to Article 3 of this Agreement.

“Directed Selling Effort” has the meaning ascribed to it in Section 4.3(d).

“Dispute Period” means the period ending thirty (30) calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

“GAAP” means generally accepted accounting principles, consistently applied throughout the specified period and in all prior comparable periods.

“Governmental or Regulatory Authority” means any court, tribunal, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, any arbitrator, tribunal or panel of arbitrators.

“Hazardous Material” means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs), (ii) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import, under any environmental law, and (iii) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority.

“Indebtedness” means, as to any Person: (i) all obligations, whether or not contingent, of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured), (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all obligations of such Person representing the balance of deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (iv) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (vii) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (vii)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is

Limited Liability Company Membership Interests Purchase Agreement

non-recourse to the credit of that Person, and (viii) all Indebtedness of any other Person referred to in clauses (i) through (vii) above, guaranteed, directly or indirectly, by that Person.

“Indemnified Party” means any Person claiming indemnification under any provision of Article IX.

“Indemnifying Party” means any Person against whom a claim for indemnification is being asserted under any provision of Article IX.

“Indemnity Notice” means written notification pursuant to Section 9.2(c) of a claim for indemnity under Article IX by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

“IRS” means the United States Internal Revenue Service.

“Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

“Liabilities” means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, known or unknown, fixed or otherwise, or whether due or to become due).

“Liens” means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or Contract committing to grant any of the foregoing.

“Loss” means any and all damages, fines, fees, penalties, deficiencies, losses and expenses, including without limitation, interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include without limitation, all fees and expenses, including, without limitation fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any Third Party Claims or (ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise).

“Membership Interest” has the meaning ascribed to it in the forepart of this Agreement.

“Option” with respect to any Person means any security, right, subscription, warrant, option, “phantom” stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interest of such Person or (ii) receive any benefits or rights similar to any rights enjoyed

Limited Liability Company Membership Interests Purchase Agreement

by or accruing to the holder of shares of capital stock or other equity interest of such Person, including without limitation any rights to participate in the equity, income or election of directors, management committee members or officers of such Person.

“Order” means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

“Permits” means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

“Person” means any individual, corporation, joint stock company, limited liability company or partnership, general partnership, limited partnership, proprietorship, joint venture, other business organization, trust, union, association or Governmental or Regulatory Authority.

“Purchase Price” has the meaning ascribed to it in Section 2.1.

“Purchaser” has the meaning ascribed to it in the forepart of this Agreement.

“Relevant Group” has the meaning ascribed to it in Section 3.10.

“Representatives” has the meaning ascribed to it in Section 5.1(b).

“Resolution Period” means the period ending thirty (30) calendar days following receipt by an Indemnified Party of a Dispute Notice.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Services Company” has the meaning set forth in the introduction to this Agreement.

“Services Company Charter” means the certificate of formation of the Services Company.

“Subsidiary” means any Person that, directly or indirectly through subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

“Tax” or “Taxes” means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether

Limited Liability Company Membership Interests Purchase Agreement

disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

“Tax Returns” means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

“Taxing Authority” means any governmental agency, board, bureau, body, department or authority of any United States Federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

“Third Party Claim” has the meaning ascribed to it in Section 9.2(a).

“Transfer Taxes” means sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees.

(b)        Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement, and (v) the phrases “ordinary course of business” and “ordinary course of business consistent with past practice” refer to the business and practice of the Services Company.

(c)        When used herein, the phrase “to the knowledge of ” any Person, “to the best knowledge of ” any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, and (ii) with respect to any other Person, the actual knowledge of the directors, officers, members, general partners and other similar Person in a similar position or having similar powers and duties; and, in the case of each of (i) and (ii), the knowledge of facts that such individuals should have after reasonable inquiry.

ARTICLE II

SALE OF MEMBERSHIP INTERESTS; CLOSING

2.1       Purchase and Sale.  On the terms and subject to the conditions of this Agreement, at the Closing CI Group agrees to sell to the Purchaser, and the Purchaser agrees to purchase from CI Group, one hundred percent (100%) of the Membership Interests, free and clear of all Liens, for a purchase price (payable in cash in the manner provided in Section 2.2) equal to Ten U.S. Dollars ($10.00) (the “Purchase Price”).

2.2       Closing.  The Closing will take place at the offices of Wuersch & Gering LLP, 100 Wall Street, New York, New York 10005 on October 7, 2011, or at such other place or time as Purchaser, on the one hand, and the Services Company and CI Group, on the other hand, mutually agree.  At the Closing, Purchaser shall pay the Purchase Price.  CI Group shall deliver to Purchaser

Limited Liability Company Membership Interests Purchase Agreement

one or more certificates representing the Membership Interests, together with all necessary instruments of transfer, in form and substance reasonably satisfactory to the Purchaser.  At the Closing, there shall also be delivered to the Services Company, CI Group and Purchaser the certificates, documents and instruments to be delivered under Articles VI and VII.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF
CI GROUP AND THE SERVICES COMPANY

Each of CI Group and the Services Company hereby jointly and severally represents and warrants to Purchaser that the statements contained in this Article III are true and correct as of the date of this Agreement, and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III).

3.1       Organization of  CI Group and the Services Company.  (a)  CI Group is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware, is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary.  CI Group has, prior to the execution of this Agreement, delivered to Purchaser true and complete copies of the certificate of formation as in effect on the date hereof.

(b)  The Services Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary.  The Services Company has, prior to the execution of this Agreement, delivered to Purchaser true and complete copies of its (i) certificate of formation of the Services Company with all amendments thereto (the “Services Company Charter”) and (ii) the Services Company Limited Liability Company Agreement, in each case as in effect on the date hereof.

3.2       Power and Authority.   (a)   CI Group has the requisite power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery by CI Group of this Agreement and the performance by CI Group of its obligations hereunder, have been duly and validly authorized by all necessary corporate action.  This Agreement has been duly and validly executed and delivered by CI Group, and constitutes, a legal, valid and binding obligation of CI Group enforceable against CI Group in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

Limited Liability Company Membership Interests Purchase Agreement

(b)   The Services Company has the requisite power and authority to execute and deliver this Agreement to which it is a party, and to perform its obligations hereunder.  The execution and delivery by the Services Company of this Agreement and the performance by the Services Company of its obligations hereunder, have been duly and validly authorized by all necessary limited liability company action of the member(s) of the Services Company.  This Agreement has been duly and validly executed and delivered by the Services Company and constitutes, a legal, valid and binding obligation of the Services Company, enforceable against the Services Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity.

3.3       Capital.  As of the date hereof, CI Group is the sole member of the Services Company and holds all of the Membership Interests in the Services Company.  There are no outstanding Options or agreements, arrangements or understandings to issue Options with respect to the Services Company and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of equity interests of the Services Company other than pursuant to the transactions contemplated hereunder.

3.4       Subsidiaries.  There are no Subsidiaries of the Services Company.

3.5       No Conflicts.  The execution and delivery by CI Group and the Services Company of this Agreement and the performance by CI Group and the Services Company of its respective obligations hereunder does not and will not:  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Services Company Charter or the Services Company Agreement; (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 3.5 of the Disclosure Schedule, if any, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to CI Group or the Services Company or any of their respective Assets and Properties; or (c) except as disclosed in Section 3.5 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require CI Group or the Services Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, (vi) result in the creation of any new additional or increased liability of CI Group or the Services Company under or (vii) result in the creation or imposition of any Lien upon CI Group or the Services Company or any of their respective Assets and Properties under, any Contract or Permit to which CI Group or the Services Company, is a party or by which any of their respective Assets and Properties are bound.

3.6       Governmental Approvals and Filings.  Except as disclosed in Section 3.6 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of CI Group or the Services Company is required in connection

Limited Liability Company Membership Interests Purchase Agreement

with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby.

3.7       Books and Records.  The minute books and other similar records of the Services Company as made available to Purchaser prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of directors, members, stockholders, the management committee or boards of directors, subcommittees and committees of the board of directors of the Services Company.

3.8       Environmental Matters.  Except as disclosed in Section 3.8 of the Disclosure Schedule, there is no environmental litigation or other environmental proceeding pending or, to the knowledge of CI Group or the Services Company, threatened by any Governmental or Regulatory Authority or others with respect to the current or any former business of the Services Company or any partnership or joint venture currently or at any time affiliated with the Services Company.  To the knowledge of CI Group and the Services Company no state of facts exists as to environmental matters or Hazardous Material that involves the reasonable likelihood of a material capital expenditure by the Services Company that may otherwise have a material adverse effect.  To the knowledge of CI Group and the Services Company no Hazardous Material has been treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by the Services Company or by any partnership or joint venture currently or at any time affiliated with the Services Company in violation of any applicable environmental laws.  The environmental compliance programs of the Services Company comply in all respects with all environmental laws, whether foreign, federal, state, provincial or local, currently in effect.

3.9       No Undisclosed Liabilities.  The Services Company has no Liabilities of, relating to or affecting the Services Company or any of their respective Assets and Properties, except Liabilities disclosed in Section 3.9 of the Disclosure Schedule.

3.10     Taxes.  (a)  Except as (i) set forth in Section 3.10 of the Disclosure Schedule or (ii) otherwise contemplated by this Agreement, all Taxes which could constitute a lien on the Assets and Properties of the Services Company and which were due and payable by CI Group or the Services Company on or before the Closing Date and all periods beginning and ending prior thereto have been or will be paid by CI Group prior to delinquency.  All Tax Returns that have been filed by or with respect to the Services Company,  or any affiliated, combined, consolidated, unitary or similar group of which the Services Company is or was a member (a "Relevant Group") with any Taxing Authority correctly and completely reflects the income, franchise or other Tax liability and all other information required to be reported thereon.

(b)  The Services Company and/or CI Group have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or due and payable to any employee, creditor, independent contractor or other third party.

(c)  The Services Company does not expect any Taxing Authority to assess any additional Taxes against or in respect of it for any past period.  There is no dispute or claim

Limited Liability Company Membership Interests Purchase Agreement

concerning any Tax liability of the Services Company either (i) claimed or raised by any Taxing Authority or (ii) otherwise known to CI Group.  No issues have been raised in any examination by any Taxing Authority with respect to the Services Company, which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined.  Section 3.10 of the Disclosure Schedulelists all federal, state, local and foreign income Tax Returns filed by or with respect to CI Group or the Services Company and indicates those Tax Returns that currently are the subject of audit.  The Services Company has delivered to Purchaser complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Services Company, since formation.

(d)  The Services Company has not received any written ruling related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

(e)  None of the Assets and Properties of the Services Company constitute interests in any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

(f)  No Taxing Authority has proposed Tax adjustments with respect to CI Group or  the Services Company directly or indirectly in respect of an intercompany transaction or arrangement between or among CI Group or the Services Company for any period ending on or prior to the Closing Date, including, without limitation (i) any tax arising from an adjustment in respect of such transaction or arrangement under Section 482 of the Code, the Treasury Regulations thereunder, any related provision or any similar provision of state, local or foreign law and (ii) any tax arising from a failure to fully comply with applicable documentation, record keeping and filing requirements in respect of such transaction or arrangement.

3.11     Legal Proceedings.  Except as set forth in Section 3.11 of the Disclosure Schedule, (i) neither CI Group, nor the Services Company has knowledge of any Orders outstanding against CI Group or the Services Company; and (ii) there are no Actions or Proceedings pending or, to the knowledge of CI Group or the Services Company  threatened (A) against, relating to or affecting  CI Group or the Services Company or any of their respective Assets and Properties other than Actions or Proceedings not exceeding $100,000 and which individually or in the aggregate will not have a material adverse effect on the Business or Condition of the Services Company, or (B) which challenge the validity of the transactions contemplated by this Agreement.  Neither CI Group, nor the Services Company is in default with respect to any Order of any court or Governmental or Regulatory Authority and there are no unsatisfied judgments against CI Group or the Services Company.  There is not a reasonable likelihood of an adverse determination of any pending Action or Proceeding that would, individually or in the aggregate, have a material adverse effect on the Business or Condition of the Services Company.

3.12     Compliance With Laws and Orders.  The Services Company and the conduct of the   Business by the Services Company and CI Group are in compliance with all applicable Laws and Orders, except where the failure to comply would not have a material adverse effect on the Business or Condition of the Services Company.  Neither CI Group nor the Services Company has

Limited Liability Company Membership Interests Purchase Agreement

any knowledge that it is not in compliance with any of such Laws or Orders where the failure to comply would have a material adverse effect on the Business or Condition of the Services Company.  Neither CI Group nor the Services Company has any reasonable basis to anticipate that any presently existing circumstances are likely to result in violations of any such Laws or Orders which would, individually or in the aggregate, have a material adverse effect on the Business or Condition of the Services Company.

3.13     Contracts.  Attached hereto as Schedule 3.13(a) is a true and complete copy of all Contracts, instruments and other documents.  Each contract constitutes a legal, valid and binding obligation of the Services Company, enforceable in accordance with its terms, of the Services Company and each Person that is party thereto.  The Services Company has not assigned, transferred, hypothecated or otherwise disposed of any of its interest in a Contract.  There is no, and neither CI Group nor the Services Company has any knowledge of any nor received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder.

3.14     Permits.  Section 3.14 of the Disclosure Schedule contains a true and complete list of all Permits used in and material to the business or operations of the Services Company, setting forth the owner, the function and the expiration and renewal date of each.  Prior to the execution of this Agreement, CI Group has delivered to Purchaser true and complete copies of all such Permits.  Except as disclosed in Section 3.14 of the Disclosure Schedule: (i)  the Services Company owns or validly holds all Permits that are material to and necessary for the operation of the Business, (ii)  each Permit listed in Section 3.14 of the Disclosure is valid, binding and in full force and effect and (iii)  the Services Company has not received any notice that it is in default (or with the giving of notice or lapse of time or both, would be in default) under any such Permit.

3.15     Employees.  The CI Group will provide the services of its employees to the Services Company pursuant to the Employee Services Agreement to be entered into between CI Group and the Services Company on the Closing Date and to commence as of the first business day following Closing.  The Employee Services Agreement shall provide that (i) the employees of CI Group shall become co-employees of CI Group and the Services Company and (ii) the Services Company shall pay the salaries, benefits, taxes and all other incidental costs related to employment.   Prior to the date of this Agreement and through the Closing Date, the Services Company did not have any employees.

3.16     Affiliate Transactions.  (a)  Except as disclosed in Section 3.16(a) of the Disclosure Schedule and except as contemplated by this Agreement, none of the members, officers or directors of CI Group or the Services Company is presently a party to any transaction with the Services Company (other than for ordinary course services as officers and directors), including any Contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such member, officer or director, to the knowledge of the Company, any Person in which any such member, officer or director has a substantial interest or is an officer, director, trustee or partner.

Limited Liability Company Membership Interests Purchase Agreement

(b)        Except as disclosed in Section 3.16(b) of the Disclosure Schedule, each of the Liabilities and transactions listed in Section 3.16(a) of the Disclosure Schedule was incurred or engaged in, as the case may be, on an arm's-length basis on competitive terms.

3.17     Other Negotiations; Brokers.  None of CI Group, the Services Company, or any of their respective Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Services Company, or any such Affiliate): (i) has entered into any agreement that conflicts with any of the transactions contemplated by this Agreement or (ii) has entered into any agreement or had any discussions with any third party regarding any transaction involving the Services Company which could result in Purchaser or its members, officers, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said third party as a result of entering into this Agreement or consummating the transactions contemplated hereby.  No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement on the basis of any act or statement made or alleged to have been made by the CI Group or the Services Company, any of their respective Affiliates, or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of CI Group, the Services Company or any such respective Affiliate.

3.18     Exemption from Registration; Restrictions on Offer and Sale of Same or Similar Securities.  Assuming the representations and warranties of Purchaser set forth in Section 4.3 are true and correct in all material respects, the offer and sale of the Membership Interests made pursuant to this Agreement is exempt from the registration requirements of the Securities Act.  Neither CI Group, the Services Company nor any Person authorized to act on their behalf has, in connection with the offering of the Membership Interests, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 501(c) under the Securities Act), (ii) any action involving a public offering within the meaning of section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering and sale of the Membership Interests pursuant to this Agreement or that would violate applicable state securities or “blue sky” laws. Neither CI Group nor the Services Company has made, directly or indirectly, any offer or sale of Membership Interests or of securities of the same or a similar class as the Membership Interests that, if as a result of the offer and sale of the Membership Interests contemplated hereby, could fail to be entitled to exemption from the registration requirements of the Securities Act.  As used herein, the terms “offer” and “sale” have the meanings specified in Section 2(3) of the Securities Act.

3.19     Disclosure.   All representations made by CI Group or the Services Company herein or at Closing shall not contain any untrue statements of material fact nor omit any statements of material fact.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Limited Liability Company Membership Interests Purchase Agreement

Purchaser hereby represents and warrants to the Services Company that the statements contained in this Article IV are true and correct as of  the date of this Agreement, and will be true and correct as of the Closing Date (as though made then and as though the Closing Date was substituted for the date of this Agreement throughout this Article IV).

4.1       Organization; Power and Authority.  Purchaser is a corporation  duly organized, validly existing and in good standing under the Laws of the state of Nevada.  Purchaser has the requisite power and authority to execute and deliver this Agreement to which it is a party and to perform its obligations hereunder.  The execution and delivery by Purchaser of this Agreement, to which it is a party, and the performance by Purchaser of its obligations hereunder, have been duly and validly authorized by Purchaser, no other action on the part of Purchaser being necessary.

4.2       No Conflicts.  The execution, delivery and performance of this Agreement  and the consummation by Purchaser of the transactions contemplated hereby will not conflict with, or constitute a default under, any agreement, indenture or instrument to which Purchaser is a party, or any order, judgment or decree of any court or Governmental or Regulatory Authority having jurisdiction over Purchaser or any of its properties and, no consent, authorization or order of, or filing or registration with, any court or Governmental or Regulatory Authority is required by Purchaser for the execution, delivery and performance of this Agreement.

4.3       Purchase for Investment.  Purchaser is an “accredited investor” as that term is defined in Rule 501 under the Securities Act of 1933, as amended.  The Membership Units will be acquired by Purchaser for its own account for the purpose of investment and not with a view to the resale or distribution of all or any part of the Membership Units in violation of the Securities Act, it being understood that the right to dispose of such Membership Units shall be entirely within the discretion of Purchaser.

4.4       Brokers.   No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement on the basis of any act or statement made by Purchaser.

ARTICLE V

COVENANTS OF CI GROUP AND THE SERVICES COMPANY

5.1       Covenants to be Performed on or Prior to Closing Date.  Each of CI Group and the Services Company covenants and agrees with Purchaser that, at all times from and after the date hereof and until the Closing Date, each of CI Group and the Services Company shall comply with all covenants and provisions of this Section 5.1, except to the extent Purchaser may otherwise consent in writing.  Nothing contained in this Article 5 shall supersede or in any way limit the rights and obligations of CI Group and the Services Company under the Services Company Agreement.

(a)         Regulatory and Other Approvals.  CI Group and the Services Company shall; (i) take all necessary or desirable steps and proceed diligently and in good faith and use its best

Limited Liability Company Membership Interests Purchase Agreement

efforts, as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with and to give all notices to, Governmental or Regulatory Authorities or any other Person required of the Services Company to consummate the transactions contemplated hereby, (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request and (iii) cooperate with Purchaser as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to, Governmental or Regulatory Authorities or other Persons required of Purchaser to consummate the transactions contemplated hereby.  CI Group or the Services Company will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (i) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

(b)        Investigation by Purchaser.   From the date hereof until the Closing Date, the Services Company and CI Group shall: (i) provide Purchaser and its officers, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together “Representatives”) with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of CI Group, the Services Company, and the Assets and Properties and Books and Records of the Services Company, and (ii) furnish Purchaser and such Representatives with all such information and data (including without limitation copies of Contracts and other Books and Records) concerning the business and operations of the Services Company, as Purchaser or any of such other Representatives reasonably may request in connection with such investigation.  Nothing contained in this Section 5.1(b) or any other investigation by or disclosure to Purchaser shall affect the survival of or modify, limit or create any exception to the representations, warranties, covenants, agreements and indemnities of CI Group and the Services Company hereunder or the conditions to the obligations of Purchaser to close as set forth in Article VI hereof.

(c)        No Solicitations.   From the date hereof until the Closing Date CI Group shall not sell or encumber the Membership Interests. If the Services Company or any Affiliate (or any such Person acting for or on their behalf) receives from any Person (other than any Purchaser or any other Person referred to in Section 5.1(b)) any offer, inquiry or informational request referred to above, the Services Company will promptly advise such Person, by written notice, of the presence of this Agreement.

(d)       Conduct of Business.  Except for the transactions contemplated by this Agreement, from the date hereof through the Closing Date, the Services Company shall conduct business only in the ordinary course consistent with the past practice of the Services Company and the terms of this Agreement.  Without limiting the generality of the foregoing, the Services Company shall:

(i)         use its best efforts to (A) preserve intact the present business organization and reputation of the Services Company, (B) keep available (subject to

Limited Liability Company Membership Interests Purchase Agreement

dismissals and retirements in the ordinary course of business consistent with the past practice of the Services Company) the services of the present officers, employees and consultants of the Services Company, (C) maintain the Assets and Properties of the Services Company in good working order and condition, ordinary wear and tear excepted, and (D) maintain the good will of customers, suppliers and lenders and other Persons with whom the Services Company otherwise has significant business relationships;

(ii)        except to the extent required by applicable Law, cause the Books and Records to be maintained in the usual, regular and ordinary manner;

(iii)       comply in all material respects with all Laws and Orders applicable to the business and operations of the Services Company, and promptly following receipt thereof give Purchaser copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order; and

(iv)       refrain from:  (A) amending its articles of organization or limited liability company agreement or taking any action with respect to any such amendment or any reorganization, liquidation or dissolution of any such entity; (B) violating, breaching, or defaulting under, in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under (including any capital calls), any term or provision of any Permit held or used by the Services Company or any Contract to which the Services Company is a party or by which any of its Assets and Properties is bound; (C) (I) taking or agreeing or committing to take or omitting or agreeing or committing to omit any action that would make any representation or warranty of the Services Company hereunder inaccurate in any material respect; or (II) taking any action or course of action inconsistent with compliance with the covenants and agreements of the Services Company herein or which might adversely affect the interests of Purchaser hereunder; (D)  setting aside in a capital account or otherwise or paying any distribution (whether in cash, membership interests or property) in respect of its Membership Interests; (E)  engaging in any Business Combination; (F) creating, incurring or assuming any Indebtedness; (G) making any loans, advances or capital contributions to, or investments in, any other Person; (H) acquiring, selling, leasing, licensing or disposing of any Assets and Properties; (I)  mortgaging or pledging any of its Assets and Properties or subjecting any of its Assets and Properties to a security interest; (J) making or committing to make any capital expenditure in excess of $10,000 in the aggregate; and (K) entering into any agreement to engage in any of the activities listed in this Section 5.1.

(e)        Notice and Cure.  CI Group and the Services Company shall notify Purchaser promptly in writing of, and contemporaneously shall provide Purchaser with true and complete copies of any and all information or documents relating to, and shall use its best efforts to cure before the Closing or the Closing Date, as the case may be, any event, transaction or circumstance

Limited Liability Company Membership Interests Purchase Agreement

occurring after the date of this Agreement that causes or shall cause any covenant or agreement of CI Group or the Services Company under this Agreement to be breached or that renders or shall render untrue any representation or warranty of CI Group or the Services Company contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance.  CI Group and the Services Company also shall notify Purchaser promptly in writing of, and shall use its best efforts to cure, before the Closing or the Closing Date, as the case may be, any violation or breach of any representation, warranty, covenant or agreement made by CI Group or the Services Company in this Agreement, whether occurring or arising before, on or after the date of this Agreement.  No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchaser's right to seek indemnity under Article IX.

(f)        Fulfillment of Conditions.  Each of CI Group and the Services Company shall take all steps necessary or desirable and use its best efforts to satisfy each condition to the obligations of Purchaser contained in this Agreement and shall not take or fail to take any commercially reasonable action that could reasonably be expected to result in the nonfulfillment of any such condition.

(g)        New Lines of Business.  CI Group and the Services Company shall not, without the prior written consent of Purchaser, engage in any material activity in any line of business other than the Business.

5.2       Covenants to be Performed After Closing Date.  CI Group covenants and agree with Purchaser, for the period specified herein or, if no period is specified herein, as long as Purchaser and CI Group are each holding any interests in the Services Company, that CI Group shall comply with all covenants and provisions of this Section 5.2, except to the extent Purchaser may otherwise consent in writing.

(a)        Access to Information.  CI Group shall: (i) provide Purchaser and its Representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of CI Group, and their Assets and Properties and Books and Records as they relate to the Services Company, and (ii) furnish Purchaser and such Representatives with all such information and data (including without limitation copies of Contracts, and Books and Records) concerning the business and operations of the Services Company, as Purchaser or any of such other Representatives reasonably may request in connection with such investigation.  Nothing contained in this Section 5.2(a) or any other investigation by or disclosure to Purchaser shall affect the survival of or modify, limit or create any exception to the representations, warranties, covenants, agreements and indemnities of CI Group hereunder.

5.3  Payment of Costs and Expenses of CI Group.  Purchaser covenants and agrees with CI Group that Purchaser shall pay all of the costs and expenses of CI Group, including all payments under the Employee Services Agreement described in Section 3.15, until the earlier to occur of (i) the purchase of 100% of the membership interests of CI Group by Purchaser or (ii) December 31, 2011.

Limited Liability Company Membership Interests Purchase Agreement

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

6.1       Representations and Warranties.  Each of the representations and warranties made by each of CI Group and the Services Company in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall also have been true and correct in all material respects on and as of such earlier date.

6.2       Performance.  Each of CI Group and the Services Company shall have performed and in all material respects complied with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by CI Group or the Services Company, as the case may be, at or before the Closing.

6.3       Orders and Laws.  There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Purchaser, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action (i) which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser, CI Group, or the Services Company or the transactions contemplated by this Agreement of any such Law; or (ii) wherein an unfavorable judgment, decree or Order would prevent the carrying out of this Agreement or any of the transactions or events contemplated hereby or thereby, declare unlawful the transactions or events contemplated by this Agreement or present a risk of damages to Purchaser.

6.4       Regulatory Consents and Approvals.  All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser, CI Group and the Services Company to perform their obligations under this Agreement and to consummate the transactions contemplated hereby (i) shall have been duly obtained, made or given, (ii) shall be in form and substance reasonably satisfactory to Purchaser, (iii) shall not impose any limitations or restrictions on Purchaser, (iv) shall not be subject to the satisfaction of any material condition that has not been satisfied or waived and (v) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

Limited Liability Company Membership Interests Purchase Agreement

6.5       Third Party Consents.  The consents (or in lieu thereof waivers) disclosed in Sections 3.5 and 3.6 of the Disclosure Schedule, and all other consents (or in lieu thereof waivers) to the performance by Purchaser, CI Group and the Services Company of their obligations under this Agreement, or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Purchaser, CI Group or the Services Company is a party or by which any of their respective Assets and Properties are bound and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Purchaser or the Business or Condition of the Services Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Purchaser in its reasonable discretion, (i) shall have been obtained, (ii) shall be in form and substance satisfactory to Purchaser in its reasonable discretion, (iii) shall not be subject to the satisfaction of any material condition that has not been satisfied or waived and (iv) shall be in full force and effect.

6.6       Good Standing Certificates.  CI Group and the Services Company will deliver to Purchaser: (i) copies of the certificates of formation , including all amendments thereto, of the Services Company certified by the Secretary of State or other appropriate official of the jurisdiction of formation or incorporation, (ii) certificates from the Secretary of State or other appropriate official of the jurisdiction of organization to the effect that the Services Company is in good standing or subsisting in such jurisdiction, listing all charter documents of the Services Company on file and attesting to its payment of all franchise or similar Taxes, and (iii) a certificate from the Secretary of State or other appropriate official in each jurisdiction in which CI Group and the Services Company are qualified or admitted to do business to the effect that CI Group or the Services Company is duly qualified or admitted and in good standing in such jurisdiction.

6.7       No Adverse Change.  There shall have occurred no material adverse change in the Business or Condition of the Services Company since the date hereof.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF CI GROUP AND THE SERVICES COMPANY

The obligations of CI Group and the Services Company hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by CI Group or the Services Company in their sole discretion):

7.1       Representations and Warranties.  Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall also have been true and correct in all material respects on and as of such earlier date.

Limited Liability Company Membership Interests Purchase Agreement

7.2       Performance.  Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

7.3       Orders and Laws.  There shall not be in effect on the Closing Date any Orders or Laws that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

7.4       Regulatory Consents and Approvals.  All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit CI Group, the Services Company and Purchaser to perform their obligations under this Agreement and to consummate the transactions contemplated hereby and thereby (i) shall have been duly obtained, made or given, (ii) shall be in form and substance reasonably satisfactory to CI Group and the Services Company, (iii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iv) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

ARTICLE VIII

SURVIVAL OF REPRESENTATIONS, WARRANTIES,

COVENANTS AND AGREEMENTS

8.1       Survival of Representations, Warranties, Covenants and Agreements  Notwithstanding any right of Purchaser (whether or not exercised) to investigate the affairs of the Services Company, CI Group or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of another party contained in this Agreement or the waiver of any condition to Closing, CI Group and the Services Company, on the one hand, and Purchaser, on the other hand, have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement.  The representations, warranties, covenants and agreements of the Services Company, CI Group and Purchaser contained in this Agreement will survive the Closing until the first anniversary of the Closing Date; except that any representation or warranty that would otherwise terminate  will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article IX on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article IX, but only with respect to matters described in such Claim Notice or Indemnity Notice.

Limited Liability Company Membership Interests Purchase Agreement

ARTICLE IX

INDEMNIFICATION

9.1       Indemnification.  Whether or not the transactions contemplated by this Agreement are consummated, the Services Company and CI Group, jointly and severally, shall indemnify Purchaser and its Affiliates and each of their respective members, officers, directors, partners, employees, agents and stockholders in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to: (i) any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of CI Group or the Services Company contained in this Agreement, or (ii) violations of applicable securities laws by the Services Company in connection with the offering of the Membership Interests.  The Services Company and CI Group shall reimburse each Indemnified Party (whether or not such Indemnified Party is a party to this Agreement) for all expenses (including counsel fees and disbursements) as they are incurred by such Indemnified Party in connection with investigating and preparing or defending any Action or Proceeding referred to above (whether or not such Indemnified Party is a formal party to any such Action or Proceeding).  The Services Company and CI Group agree that if and to the extent that the indemnification set forth herein is finally determined by a court of competent jurisdiction to be unenforceable, CI Group and the Services Company shall make the maximum contribution to the payment and satisfaction of the indemnified Losses as shall be permissible under applicable laws.

9.2       Method of Asserting Claims  All claims for indemnification by any Indemnified Party under Section 9.1 will be asserted and resolved as follows:

(a)        In order for an Indemnified Party to be entitled to any indemnification provided for under Section 9.1 in respect of, arising out of or involving a claim or demand made by any Person not a party to this Agreement against the Indemnified Party (a “Third Party Claim”), the Indemnified Party must deliver a Claim Notice to the Indemnifying Party within thirty (30) Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim.  The failure to give such Claim Notice shall relieve the Indemnifying Party of any and all obligations under Section 9 hereto.

(b)        If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party.  Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, but shall continue to pay for any expenses of investigation or any Loss suffered.  If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to information regarding the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party.  If (i) the Indemnifying Party shall not assume the defense of a Third Party Claim with counsel satisfactory to the Indemnified Party within ten (10) Business Days of any Claim

Limited Liability Company Membership Interests Purchase Agreement

Notice, or (ii) legal counsel for the Indemnified Party notifies the Indemnifying Party that there are or may be legal defenses available to the Indemnified Party or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, which, if the Indemnified Party and the Indemnifying Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice prosecution of the defenses available to such Indemnified Party, or (iii) the Indemnifying Party shall assume the defense of a Third Party Claim and fail to diligently prosecute such defense, then in each such case the Indemnified Party, by notice to the Indemnifying Party, may employ its own counsel and control the defense of the Third Party Claim and the Indemnifying Party shall be liable for the reasonable fees, charges and disbursements of counsel employed by the Indemnified Party; and the Indemnified Party shall be promptly reimbursed for any such fees, charges and disbursements, as and when incurred.   Whether the Indemnifying Party or the Indemnified Party control the defense of any Third Party Claim, the parties hereto shall cooperate in the defense thereof.  Such cooperation shall include the retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Indemnifying Party shall have the right to settle, compromise or discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of the Indemnified Party, and (ii) provides for no relief other than the payment of monetary damages and such monetary damages are paid in full by the Indemnifying Party.

(c)        In the event any Indemnified Party shall have a claim under Section 9.1 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice within ten (10) days of its initial knowledge of the potential claim to the Indemnifying Party.  The failure by any Indemnified Party to give the Indemnity Notice shall release Indemnifying Party of any and all obligations under Section 9 hereto.  If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand.  If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

(d)  Notwithstanding anything contained herein to the contrary or any right CI Group may have at law or in equity or pursuant to any Laws, CI Group shall not be entitled to any indemnification, right of contribution or other right of recovery from the Services Company in connection with any claim made by any Indemnified Party against the Services Company or CI Group, all of which are irrevocably waived and released by CI Group.

Limited Liability Company Membership Interests Purchase Agreement

ARTICLE X

TERMINATION

10.1     Termination.  This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time before the Closing, by mutual written agreement of CI Group and the Services Company, on the one hand, and Purchaser, on the other hand; or

10.2     Effect of Termination.  If this Agreement is validly terminated pursuant to Section 10.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of CI Group, the Services Company or Purchaser, except as provided in the next two (2) succeeding sentences and except that the provisions with respect to expenses in Section 11.3 will continue to apply following any such termination.  Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 10.1(b),  CI Group and the Services Company will remain liable to Purchaser for any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement of the Services Company or CI Group existing at the time of such termination, and Purchaser will remain liable to the Services Company and CI Group for any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement of Purchaser existing at the time of such termination, and CI Group, the Services Company or Purchaser may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement, including, without limitation, its obligations under Article IX with respect thereto or as are otherwise available at Law or in equity.

ARTICLE XI

MISCELLANEOUS

11.1     Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

(a)        If to Purchaser, to:

Cyber Supply, Inc.

Five Concourse Parkway, Suite 3100

Atlanta, GA 30328

Telephone No.: 678-332-5000

Facsimile No.:  678-332-5050

Attn:  Sebastien Koechli, CEO

Limited Liability Company Membership Interests Purchase Agreement

with a copy to:

Wuersch & Gering LLP

100 Wall Street

New York, New York 10005

Telephone No.: (212) 509-5050

Facsimile No.:  (610) 819-9104

Attn:  Travis L. Gering

(b)        If to the Services Company or CI Group to:

Communication Infrastructure Group LLC

Five Concourse Parkway, Suite 3100

Atlanta, GA 30328

Telephone No.: 678-332-5000

Facsimile No.:  678-332-5050

Attn:  Akram Baker, CEO

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section).  Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

11.2     Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof.

11.3     Fees and Expenses.  Each party will pay its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

11.4     Public Announcements.  At all times at or before the Closing, CI Group and the Services Company, on the one hand, and Purchaser, on the other hand, will not issue or make any statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other.  If either party is unable to obtain the approval of its public statement or release from the other party and such statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required statement or release and promptly furnish the other party with a copy thereof.  CI Group, the Services Company and Purchaser will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

Limited Liability Company Membership Interests Purchase Agreement

11.5     Further Assurances.  At any time or from time to time after the Closing, each of the parties hereto shall execute and deliver to the other such other documents and instruments, provide such materials and information and take such other actions as such other party may reasonably request to more effectively to vest title to the Membership Interests in Purchaser and to otherwise cause each of the parties hereto to fulfill their other obligations under this Agreement.

11.6     Waiver.  Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.  No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.  All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

11.7     Amendment.  This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

11.8     Third Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article IX.

11.9     No Assignment; Binding Effect.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of Law or otherwise) by CI Group and the Services Company without the prior written consent of Purchaser and any attempt to do so will be void ab initio.  Subject to the preceding sentence, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including, without limitation, any holder of the Membership Interests.

11.10   Headings; Construction.  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.  The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof.  Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

11.11   Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (iv) in lieu of such illegal, invalid or

Limited Liability Company Membership Interests Purchase Agreement

unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

11.12   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

11.13   Dispute Resolution.  Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Geneva, Switzerland, by the Geneva Chamber of Commerce under the Swiss Rules of International Arbitration upon application made to such body by either Party.  The arbitration proceedings shall be conducted in the English language.  The award of such arbitration shall be binding upon the parties and may be entered as judgment in any court of competent jurisdiction. The arbitrator shall award to the prevailing party payment and/or reimbursement by the non-prevailing party of all costs of the arbitration, including the fees of the arbitrator and all reasonable attorneys’ fees, costs, expenses and disbursements of the prevailing party incurred in connection with such arbitration. hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Seller and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

11.14  Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or electronic (pdf) signatures, each of which shall be deemed to be an original.

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Limited Liability Company Membership Interests Purchase Agreement

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

CIG SERVICES LLC

By:      /s/ Akram Baker

            Name:  Akram Baker

            Title:    President

COMMUNICATION INFRASTRUCTURE GROUP LLC

By:      /s/ Melissa Spinella

            Name:  Melissa Spinella

            Title:    Vice President

CYBER SUPPLY INC.

By:      /s/ Sebastien Koechli

            Name:  Sebastien Koechli

            Title:    President